Exhibit 99.1

PRESS RELEASE

Syntroleum Secures $40 Million Committed

Equity Financing Facility

Immediate Release

Tuesday, November 21, 2006

Contacts:	Gary Gamino
Syntroleum Corporation
(918) 592-7900
ggamino@syntroleum.com

TULSA, OK – Syntroleum Corporation (NASDAQ:SYNM) announced today that it has received a commitment for up to $40 million in common stock equity financing from Azimuth Opportunity Ltd. Over the next two years, subject to the satisfaction of certain conditions, Syntroleum may from time to time, at its discretion, sell registered shares of its common stock to Azimuth Opportunity at a discount to the market price.

Net proceeds from any sale of the securities will be used for general corporate purposes, which may include funding commercialization of Syntroleum’s coal to liquids (CTL) and gas to liquids (GTL) technologies, research and development, preparations and filing of patents, increasing working capital, funding potential investments in businesses or technologies that are complementary to Syntroleum’s, and capital expenditures.

The total amount of shares of common stock Azimuth is committed to purchase is dependent, in part, on Syntroleum’s stock price at the time of sale, with Syntroleum controlling the amount and timing of stock sold. Syntroleum is not obligated to utilize any of the $40 million available under this agreement. The shares of common stock subject to the agreement will be issued pursuant to a shelf registration statement filed by Syntroleum with the Securities and Exchange Commission and declared effective on June 6, 2001.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state. The prospectus and any prospectus supplement may be obtained by contacting Syntroleum at (918) 592-7900.

About Syntroleum (NASDAQ:SYNM)

Syntroleum Corporation owns a proprietary process for converting natural gas or synthesis gas derived from coal and other carbon-based feedstock into synthetic liquid hydrocarbons. The company plans to use its technology to develop and participate in natural gas and coal monetization projects in a number of global locations.

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This document includes forward-looking statements as well as historical information. Forward-looking statements include, but are not limited to, statements relating to the use of proceeds and availability of funding under the agreement and the Syntroleum Process and related technologies and products, including commercialization thereof. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intent,” “may,” “project,” “plan,” “should,” “could,” and similar expressions are intended to be among the statements that identify forward-looking statements. Although Syntroleum believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the satisfaction of closing conditions, the potential that commercial-scale GTL or CTL plants will not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants will experience technological and mechanical problems, the potential that improvements to the Syntroleum Process currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), construction risks, the ability to implement corporate strategies, competition, intellectual property risks, Syntroleum’s ability to obtain financing and other risks described in the company’s filings with the Securities and Exchange Commission.

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office